Exhibit 10.3

LIMITED CONSENT TO

Second Amended and Restated Note Purchase Agreement

THIS LIMITED CONSENT TO THE Second Amended and Restated Note Purchase Agreement (this “Limited Consent”) is effectively dated as of the 28th day of September 2022, by and among Staffing 360 Solutions, Inc. (the “Company”) and Jackson Investment Group, LLC (“Jackson”).

RECITALS

A. The Company and Jackson are party to that certain Second Amended and Restated Note Purchase Agreement (the “Note Purchase Agreement”) and Amended and Restated Senior Secured 12% Promissory Note (the “Jackson Note”) dated as of October 26, 2020 (as amended, amended and restated, supplemented or otherwise modified from time to time) by and among Jackson, the Company, and certain subsidiaries of the Company signatory thereto. Capitalized terms used in this Limited Consent and not otherwise defined shall have the meaning ascribed to such terms in the Note Purchase Agreement.

B. Prior to the effectiveness of this Limited Consent, the Jackson Note has a Maturity Date of September 30, 2022 (the “Existing Maturity Date”).

C. Pursuant to the terms of this Limited Consent, the Company and Jackson intend to extend the Existing Maturity Date to October 14, 2022.

CONSENTS

NOW, THEREFORE, in consideration of the foregoing, the terms and conditions set forth in this Limited Consent, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and Jackson hereby agree as follows:

1. Extension of Existing Maturity Date. Pursuant to this Limited Consent, the Existing Maturity Date set forth in the Jackson Note, in each instance, shall be deleted and replaced with October 14, 2022. In addition, each reference (if any) to the Existing Maturity Date set forth in the Note Purchase Agreement and each other agreement executed in connection therewith shall also be amended to October 14, 2022.

2. Confirmation of Representations and Warranties; Reaffirmation of Security Interest.

(a) Each Obligor hereby confirms that all of the representations and warranties set forth in Note Purchase Agreement are true and correct in all material respects with respect to such Borrower as of the date hereof, except to the extent such representations and warranties specifically relate to an earlier date, and covenants to perform its respective obligations under the Note Purchase Agreement. To induce Jackson to enter into this Limited Consent, the Obligors represent and warrant that:

(i) no Default or Event of Default has occurred or is continuing as of the date hereof;

(ii) as of the date hereof and, immediately after giving effect to this Limited Consent and the transactions contemplated hereby, the representations and warranties of the Obligors contained in the Note Purchase Agreement, the Jackson Note, or any other documents, instruments and agreements executed or delivered in connection with any of the foregoing are true and correct in all material respects (or if any representation or warranty is qualified with respect to materiality, in all respects) on and as of the date hereof to the same extent as though made on and as of such date except to the extent such representations and warranties specifically relate to an earlier date; and

(iii) the execution, delivery and performance by the Obligors of this Limited Consent are within each of its corporate powers and have been duly authorized by all necessary corporate action, and this Limited Consent is the legal, valid and binding obligation of the Obligors, enforceable against the Obligors in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency or other similar laws relating to the enforcement of creditors’ rights generally and by equitable principles, and neither the execution, delivery or performance by the Obligors of this Limited Consent (A) violates any law, or any other rule or decree of any Governmental Authority, (B) conflicts with or results in the breach or termination of, constitutes a default under or accelerates any performance required by, any indenture, mortgage, deed of trust, lease, agreement or other instrument to which the Obligors or the Company is a party or by which the Obligors or the Company or any of its property is bound, except for such conflicts, breaches, terminations, defaults or accelerations that would not reasonably be expected to have a Material Adverse Effect, (C) results in the creation or imposition of any Lien upon any of the Collateral, (D) violates or conflicts with the by-laws or other organizational documents of the Obligors, or (E) requires the consent, approval or authorization of, or declaration or filing with, any other Person, except for those already duly obtained.

(b) Each Obligor confirms and agrees that all security interests and Liens granted to Jackson continue in full force and effect, and all Collateral remains free and clear of any Liens, other than those granted to Jackson and Permitted Liens. Nothing herein is intended to impair or limit the validity, priority or extent of Agent’s security interests in and Liens on the Collateral. For the avoidance of any doubt, the Collateral secures repayment of the Obligations, and in furtherance thereof, the Obligors hereby reaffirm the grant to Jackson, for the benefit of itself, of a continuing first priority Lien (subject to Permitted Liens) on and security interest in all of the Collateral as security for the payment and performance of the Obligations, and for the payment and performance of all obligations under the Note Purchase Agreement, the Jackson Note, or any other documents, instruments and agreements executed or delivered in connection with any of the foregoing.

3. Enforceability. This Limited Consent constitutes the legal, valid and binding obligation of each Obligor, and is enforceable against each Obligor in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency or other similar laws relating to the enforcement of creditors’ rights generally and by general equitable principles.

4. Reaffirmation of Security Interest. Each of the Obligors confirms and agrees that: (i) all security interests and liens granted to Jackson continue in full force and effect, and (ii) all Collateral remains free and clear of any liens other than liens in favor of Jackson and Permitted Liens. Nothing herein contained is intended to impair or limit the validity, priority and extent of Jackson’s security interest in and liens upon the Collateral.

5. Release. Each Obligor, voluntarily, knowingly, unconditionally and irrevocably, with specific and express intent, for and on behalf of itself and all of its respective parents, subsidiaries, affiliates, members, managers, predecessors, successors, and assigns, and each of their respective current and former directors, officers, shareholders, agents, and employees (collectively, “Releasing Parties”), does hereby fully and completely release, acquit and forever discharge Jackson of and from any and all actions, causes of action, suits, debts, disputes, damages, claims, obligations, liabilities, costs, expenses and demands of any kind whatsoever, at law or in equity, whether matured or unmatured, liquidated or unliquidated, vested or contingent, choate or inchoate, known or unknown that the Releasing Parties (or any of them) has against the Indemnitees (or any of them), that directly or indirectly arise out of, are based upon or are in any manner connected with any Prior Related Event. “Prior Related Event” means any transaction, event, circumstance, action, failure to act, occurrence of any type or sort, whether known or unknown, which occurred, existed, was taken, was permitted or begun in accordance with, pursuant to or by virtue of (a) any of the terms of this Limited Consent, the Note Purchase Agreement, the Jackson Note, the Note or any other documents, instruments and agreements executed or delivered in connection with any of the foregoing, (b) any actions, transactions, matters or circumstances related hereto or thereto, (c) the conduct of the relationship between Jackson and any Obligor or the Company, or (d) any other actions or inactions by Jackson, all on or prior to the date of this Limited Consent. Each Obligor acknowledges that the foregoing release is a material inducement to Jackson’s decision to enter into this Limited Consent and to agree to the modifications contemplated hereunder.

6. No Waiver or Novation. The execution, delivery and effectiveness of this Limited Consent shall not operate as a waiver of any right, power or remedy of Jackson, nor constitute a waiver of any provision of the Note Purchase Agreement, the Jackson Note, or any other documents, instruments and agreements executed or delivered in connection with any of the foregoing, except as set forth above. Nothing herein is intended or shall be construed as a waiver of any existing Defaults or Events of Default under the Note Purchase Agreement, the Jackson Note or any other documents, instruments and agreements executed or delivered in connection with any of the foregoing or any of Jackson’s rights and remedies in respect of such Defaults or Events of Default. This Limited Consent (together with any other document executed in connection herewith) is not intended to be, nor shall it be construed as, a novation of the Note Purchase Agreement or the Jackson Note or any other documents, instruments and agreements executed or delivered in connection with any of the foregoing.

7. Affirmation. Except as specifically amended pursuant to the terms hereof, the Note Purchase Agreement, the Jackson Note, or any other documents, instruments and agreements executed or delivered in connection with any of the foregoing (and all covenants, terms, conditions and agreements therein) shall remain in full force and effect, and are hereby ratified and confirmed in all respects by the Obligors. Each Obligor covenants and agrees to comply with all of the terms, covenants and conditions of the Note Purchase Agreement, the Jackson Note, or any other documents, instruments and agreements executed or delivered in connection with any of the foregoing, notwithstanding any prior course of conduct, waivers, releases or other actions or inactions on Jackson’s part which might otherwise constitute or be construed as a waiver of or amendment to such terms, covenants and conditions.

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IN WITNESS WHEREOF, the parties hereto have caused this Limited Consent to be executed by their authorized officers or members, as the case may be, all as of the day and year first above written.

COMPANY:

STAFFING 360 SOLUTIONS, INC.

By:	/s/ Brendan Flood
Name:	Brendan Flood
Title:	Chairman and Chief Executive Officer

SUBSIDIARY GUARANTORS:

FARO RECRUITMENT AMERICA, INC.

By:	/s/ Brendan Flood
Name:	Brendan Flood
Title:	Chairman and Chief Executive Officer

MONROE STAFFING SERVICES, LLC

By:	/s/ Brendan Flood
Name:	Brendan Flood
Title:	Chairman and Chief Executive Officer

KEY RESOURCES, INC.

By:	/s/ Brendan Flood
Name:	Brendan Flood
Title:	Chairman and Chief Executive Officer

LIGHTHOUSE PLACEMENT SERVICES, INC.

		By:	/s/ Brendan Flood
		Name:	Brendan Flood
		Title:	Chairman and Chief Executive Officer

JACKSON INVESTMENT GROUP, LLC

By:	/s/ Richard L. Jackson
Name:	Richard L. Jackson
Title:	Chief Executive Officer